Exhibit 99.18

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period: May 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month	Cumulative
	Sky #6423-East	Sky #6415-West	Comerica #061	Comerica #384	Actual	Actual

Cash Balance Beginning	$363	$1,506	$(53,401)	$(117)	$(51,649)	$(35,950)

Recepits
Cash sales					—	—
Accounts Receivable	525	6,720			7,245	324,397
Loans and Advances					—	—
Sale of Assets					—	—
Other - Cash Transfers from Related Companies			554,211	470,982	1,025,193	20,023,519
Total Receipts	525	6,720	554,211	470,982	1,032,438	20,347,916

Disbursements
Net Payroll				(474,727)	(474,727)	(5,733,481)
Payroll Taxes						—
Sales, Use and Other Taxes						—
Inventory Purchases						(939,248)
Rents and Lease Payments						—
Insurance						(224,193)
Administrative & Selling			(554,461)		(554,461)	(10,700,765)
Other - Cash Transfers from Related Companies	(363)	(2,331)			(2,694)	(2,765,372)
Professional Fees						—
U.S. Trustee Fees						—
Court Costs						—
Total Disbursements	(363)	(2,331)	(554,461)	(474,727)	(1,031,882)	(20,363,059)

Net Cash Flow	162	4,390	(250)	(3,745)	556	(15,144)

Cash End of Month	$525	$5,895	$(53,651)	$(3,862)	$(51,093)	$(51,093)

Chartwell Care Givers, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended May 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$2,059,176	$41,220,179

Net Revenues	2,059,176	41,220,179

Operating Expenses:
Cost of Services	944,728	17,059,519

Gross Margin	1,114,448	24,160,660
	54.1%	58.6%

General and administrative expenses:
Personnel costs	888,935	16,924,953
Occupancy costs	107,887	2,000,641
Bad debt expense	144,594	2,626,446
Other	101,012	31,793,118

Total General and Administrative Expenses	1,242,428	53,345,158

Loss from Operations	(127,980)	(29,184,498)

Other Expenses (Income):
Interest expense	74,420	1,310,510
Depreciation and amortization	50,580	1,090,964
Other expense (income)	131,833	2,044,097

Other Expenses - Net	256,833	4,445,571

(Loss) Income before Reorganization Items	(384,813)	(33,630,069)

Reorganization Items:
Professional fees	45,000	633,048
Other	3,333	(818,337)

Reorganization Expenses - Net	48,333	(185,289)

Loss Before Income Tax Provision	(433,146)	(33,444,780)

Income Tax Provision	—	—

Net Loss	(433,146)	(33,444,780)

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  May 31, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Assets
Current Assets
Unrestricted Cash and Equivalents	$(51,093)	$12,687
Accounts Receivable(net)	5,203,599	6,984,710
Inventories	792,913	670,610
InterCompany with Bankrupt Subsidiaries	(3,149,415)	14,311,991
Prepaid and Other Current Assets	153,496	12,216
Total Current Assets	$2,949,500	$21,992,214

Property, Plant and Equipment - net	$1,189,994	$2,153,106

Other Assets

Goodwill (net)	$1,100,000	$—
Intangible Asset (net)	10,300,000	—
Other Assets	63,292	91,540
Total Other Assets	$11,463,292	$91,540

Total Assets	$15,602,786	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,803,997	$2,235
Accrued Payroll and Benefit Costs	486,049	68,917
Accrued Other and Other Liabilities	2,093,004	—
Secured Debt	1,715,238	—
Total Post-Petition Liabilities	$6,098,288	$71,152

Liabilities Under Compromise
Unsecured Debt	$—	$13,779,232
Secured Debt	938,025	4,302,450
Accounts Payable	2,998,422	3,216,188
Accrued Payroll and Other Liabilities	774,452	2,729,193
Total Pre-Petition Liabilities	$4,710,899	$24,027,063

Total Liabilities	$10,809,187	$24,098,215

Equity
Additional Paid in Capital	$41,802,232	$—
Accumulated (Deficit) Retained Earnings	(37,008,633)	138,645
Total Equity	$4,793,599	$138,645

Total Liabilities & Equity	$15,602,786	$24,236,860

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  May 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(733,235)	$(256,888)	$(139,305)	$(487,817)	$(1,617,245)
Accrued Accounts Payable	(186,752)				(186,752)
Insurance Overpayment	(1,879,215)				(1,879,215)
Accrued Salaries	(180,861)				(180,861)
Accrued PTO	(202,762)				(202,762)
Accrued Commissions	(3,500)				(3,500)
Accrued Workers Comp	(85,297)				(85,297)
Accrued Professional Fees-Other	(90,604)				(90,604)
Accrued Other	(113,003)				(113,003)
Accrued Payroll Taxes	(13,629)				(13,629)
Accrued Sales Tax	(10,182)				(10,182)
Secured Debt	(1,715,238)				(1,715,238)

Total Post Petition Debts	$(5,214,278)	$(256,888)	$(139,305.00)	$(487,817)	$(6,098,288)

1)     Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)     Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on A/P vendor terms.

3)     Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)     Post Petition Salaries were paid in Jun-04 in accordance with established payroll cycle.

5)     Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

6)     Accrued Commissions to be paid in Jun-04.

7)     Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)     Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)     Post Petition Accrued Expenses to be paid in future period based on vendor terms.

10)   Post Petition Accrued Payroll Taxes were paid in Jun-04 in accordance with established payroll cycle.

11)   Accrued Sales Tax was paid in Jun-04 when the respective state return was timely filed.

12)   Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period May 31, 2004

Accounts Receivable Reconciliation & Aging

May-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,776,190
Add: Amount Billed during the Period	$1,971,509
Add: Other	$442,107
Less: Net Write-offs	$(65,559)
Less: Amount Collected during the Period	$(1,960,952)
Total Accounts Receivable Aging at end of Reporting Period	$6,163,295

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,748,975
31 - 60 Days Old	$1,171,933
61 - 90 Days Old	$750,425
91 + Days Old	$2,491,963
Total Aged Accounts Receivable	$6,163,295

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$6,163,295

Add: Unbilled Revenue	$557,132

Less: Unapplied Cash	$(6,884)

Less: Allowance for Uncollectible Accounts	$(1,509,944)

Total Accounts Receivable Per General Ledger	$5,203,599